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                                                                   EXHIBIT 10.9

                                                           STRICTLY CONFIDENTIAL
                                                           EXECUTION COPY

                     TECHNICAL INFORMATION LICENSE AGREEMENT
                                     BETWEEN
                            RAYTHEON AIRCRAFT COMPANY
                                       AND
                           RAYTHEON AEROSPACE COMPANY

                                   ----------

THIS TECHNICAL INFORMATION LICENSE AGREEMENT ("Agreement") is made and entered into as of the 27th day of June, 2001 ("Effective Date"), by and between Raytheon Aircraft Company, a corporation organized and existing under the laws of the State of Kansas, with principal offices located at 9709 E. Central Avenue, Wichita, Kansas 67206 ("LICENSOR") and Raytheon Aerospace Company, a corporation organized under the laws of the State of Kansas with principal offices located at 10511 E. Central Avenue, Wichita, Kansas 67206 ("LICENSEE") (each of whom may be referred to hereafter as a "Party", or collectively as the "Parties").

                                    RECITALS:

WHEREAS, LICENSOR is engaged in the business of aircraft manufacturing, including the manufacture of general aviation and military unique aircraft, and owns certain technical and engineering information relating to such aircraft, said information being proprietary to LICENSOR;

WHEREAS, LICENSEE is engaged in the business of providing aircraft maintenance, support and related services to government and commercial customers;

WHEREAS, LICENSEE has obtained, from time to time in the past, technical and engineering information from LICENSOR to assist LICENSEE in the performance of various programs for its customers, including certain programs that, as of the Effective Date of this Agreement, LICENSEE is contractually obligated to perform ("Pending Programs");

WHEREAS, LICENSEE desires to obtain, from time to time in the future, technical and engineering information from LICENSOR to assist LICENSEE in connection with such Pending Programs ("Pending Program Technical Information" or "PPTI"); and,

WHEREAS, LICENSOR is willing to continue providing such PPTI to LICENSEE in connection with Pending Programs, subject to the terms and conditions contained herein.

NOW THEREFORE, for and in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the sufficiency of which is acknowledged by the Parties, the Parties agree as follows:

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1.0    PURPOSE.

1.1 The purpose of this Agreement is to set forth the terms and conditions which shall apply to the licensing of PPTI by LICENSOR to LICENSEE in support of Pending Programs.

2.0    PENDING PROGRAM TECHNICAL INFORMATION.

2.1    PPTI subject to this Agreement is the following:

       A. All technical and engineering information provided by LICENSOR to LICENSEE prior to the Effective Date of this Agreement that is reasonably required to perform any Pending Program; and,

       B. All technical and engineering information provided by LICENSOR to LICENSEE subsequent to the Effective Date of this Agreement to assist LICENSEE in the performance of any Pending Program.

2.2    For the avoidance of doubt, PPTI does not include the following:

       A. Any technical or engineering information that LICENSOR may have provided to LICENSEE at any time in the past that is not reasonably required to perform any Pending Program;

       B. Except as otherwise provided in paragraph 3.2 herein below, any information that LICENSEE may desire to obtain in support of any future program, contract or opportunity that is not a Pending Program; or,

       C. Any manual, bulletin, instruction or similar document concerning the operation, maintenance or repair of LICENSOR's products that LICENSOR makes available to the general public.

3.0    PENDING PROGRAMS.

3.1 The Pending Programs to which this Agreement shall apply are set forth in Schedule A, hereto.

3.2 The rights and obligations set forth in this Agreement shall extend to and include any follow-on contract awarded to RA by the U.S. government for the Navy T-34/T-44 CLS Program (Item 1 in Schedule A) or the JPATS T-6A CLS Program (Item 5 in Schedule A); provided however, any such contract results from a Request for Proposal or other solicitation issued by the U.S. government on or before December 31, 2005. In the event either or both such follow-on contracts are awarded to RA as set forth in this paragraph 3.2, it or they shall be considered to be Pending Programs for all purposes associated with this Agreement.

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4.0    LICENSE GRANTED.

4.1 Subject to such other qualifications, limitations and restrictions as are contained in this Agreement, LICENSOR hereby grants to LICENSEE a personal, nonexclusive, worldwide license, to use PPTI for purposes of performance of Pending Programs ("License"). The License hereby granted shall be without the right to further sublicense. Except as provide in paragraph 17.12, the License hereby granted is non-transferable and non-assignable.

4.2 LICENSEE covenants and agrees that PPTI shall not be used for any other purpose other than that set forth in paragraph 4.1, unless agreed to by LICENSOR in a separate writing.

5.0    ROYALTIES; FEES AND COSTS.

5.1 The License granted by LICENSOR to LICENSEE pursuant to this Agreement shall be royalty free; provided however, nothing set forth herein shall be interpreted or construed as preventing or limiting LICENSOR from requiring the payment of mutually acceptable royalties for the furnishing of any technical or engineering information or the use thereof when requested by LICENSEE for programs, contracts or opportunities that are not Pending Programs.

5.2 In the event LICENSEE should request, subsequent to the Effective Date of this Agreement, PPTI from LICENSOR, LICENSEE shall pay LICENSOR as follows: (1) LICENSEE shall pay for those labor hours expended by LICENSOR in the locating, reproducing and shipping of PPTI at LICENSOR's then prevailing composite rate for administrative staff; and, (2) any additional costs actually incurred by LICENSOR in the locating, reproduction and shipping of the PPTI. LICENSEE shall make such payments within thirty (30) days following presentation of LICENSOR's commercial invoice for any such effort.

5.3 In the event LICENSEE requests technical assistance or technical support, other than the providing of PPTI in connection with any Pending Program, such technical assistance or technical support will be provided subject to the further agreement of the Parties, including agreement regarding payment to LICENSOR for such additional technical assistance or technical support.

6.0    AVAILABILITY OF PENDING PROGRAM TECHNICAL INFORMATION.

6.1 PPTI made available to LICENSEE by LICENSOR pursuant to this Agreement shall be provided on an "as is" basis. Nothing in this Agreement shall be interpreted or construed as requiring LICENSOR to develop PPTI or to revise, modify, reformat or translate PPTI as it then may exist in LICENSOR's files. LICENSOR shall not be required to provide LICENSEE with revision or update services with respect to the PPTI.

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7.0    RESTRICTIVE MARKINGS.

7.1 PPTI may contain markings identifying it as proprietary to LICENSOR or as being subject to U.S. export control laws. LICENSEE shall not alter or remove any such restrictive markings. Any copies of PPTI authorized by this Agreement which are reproduced by LICENSEE shall contain identical restrictive markings. Any compilations of PPTI or documents created by LICENSEE containing PPTI shall likewise carry identical restrictive markings.

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8.0    CONFIDENTIALITY.

8.1 LICENSEE understands and acknowledges that the PPTI is proprietary to LICENSOR. LICENSEE hereby agrees that the License granted by this Agreement shall be subject to the following limitations in addition to any other limitations set forth herein:

       A. PPTI shall be used solely by LICENSEE directly in connection with Pending Programs and shall not otherwise be used for the benefit of LICENSEE or others;

       B. PPTI shall not be disclosed to any third party, without the prior written permission of LICENSOR; provided however, LICENSEE may disclose PPTI to the U.S. government as may be reasonably required by any Pending Program. In the event PPTI is disclosed to the U.S. government, LICENSEE shall mark or otherwise identify it as being subject to Limited Rights or Restricted Rights, as appropriate, as set forth in the Federal Acquisition Regulations, including any applicable supplements thereto; and,

       C. PPTI shall not be reproduced by LICENSEE except as may be reasonably required by LICENSEE in fulfilling Pending Program requirements.

9.0    TERM AND EXPIRY.

9.1 This Agreement, and the License hereby granted, shall commence as of the Effective Date set forth above.

9.2 This Agreement, and the License hereby granted, shall expire with respect to each Pending Program upon the expiration or termination of said Program and LICENSEE shall thereupon return all PPTI associated with the affected Pending Program as set forth in paragraph 16.2. Upon the expiration of the final remaining Pending Program, the License granted by this Agreement shall be ended and LICENSEE shall make no further use whatsoever of the PPTI. The obligation of confidentiality and the restriction on other uses of PPTI set forth in paragraph 8.1 shall continue for a period of ten (10) years following the expiration of this Agreement, or if this Agreement should be terminated prior to expiration pursuant to paragraph 14.1, the obligation of confidentiality set forth in paragraph 8.1 shall continue for a period of ten (10) years following such termination.

10.0   WARRANTIES DISCLAIMED.

10.1 NO WARRANTY, GUARANTEE OR REPRESENTATION WITH RESPECT TO PPTI OR ITS SUITABILITY FOR THE PURPOSES CONTEMPLATED BY LICENSEE IS MADE BY LICENSOR, AND LICENSEE SHALL RELY SOLELY ITS OWN EXPERTISE AND EXPERIENCE IN DETERMINING WHETHER PPTI IS SUITABLE AND SUFFICIENT FOR LICENSEE'S INTENDED PURPOSES. TO THE EXTENT ALLOWED BY LAW, LICENSOR DISCLAIMS AND LICENSEE WAIVES

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       ALL WARRANTIES PERTAINING TO PPTI, WHETHER EXPRESS OR IMPLIED, AND
       WHETHER OF MERCHANTIBILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR OTHERWISE.

11.0   LIMITATION OF LIABILITY.

11.1 IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NONBREACHING PARTY SHALL BE ENTITLED TO COMPENSATORY DAMAGES ONLY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, AS A RESULT OF ANY BREACH OF THIS AGREEMENT, FOR INCIDENTAL, CONSEQUENTIAL, MULTIPLE, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER SUCH DAMAGES ARISE IN CONTRACT, TORT OR OTHERWISE.

12.0   DISPUTES.

12.1 In the event of any dispute arising under this Agreement, each Party's business unit or department most responsible for its company's performance under this Agreement shall endeavor in good faith to amicably resolve the dispute. In the event the dispute cannot be resolved by such efforts, resolution of the dispute shall be escalated to senior management within each company in the effort to reach an amicable conclusion.

12.2 In the event the dispute cannot be resolved as set forth in paragraph 12.1, the dispute shall be finally settled in accordance with the Commercial Rules, then prevailing, of the American Arbitration Association ("AAA").

12.3 LICENSOR and LICENSEE expressly agree not to institute any litigation or proceedings (whether judicial, administrative or otherwise) against the other Party except as specifically provided herein; provided however, nothing herein shall be construed as preventing or limiting either Party from seeking injunctive relief to preserve any right or benefit under this Agreement until arbitration can be concluded.

12.4 Arbitration shall be conducted by a panel of three arbitrators. Each Party shall nominate one arbitrator. If a Party fails to nominate an arbitrator within sixty (60) days from the date when a claimant's request for arbitration has been communicated by the other Party, such appointment shall be made by the AAA. The two arbitrators thus appointed shall attempt to agree on a third arbitrator who shall act as Chair. If the two arbitrators fail to nominate a Chair within sixty (60) days from the date of appointment of the latter arbitrator, the Chair will be selected by the AAA.

12.5 The location of the arbitration shall be Wichita, Kansas U.S.A. Arbitration shall be conducted the English language.

12.6 The arbitrators may award compensatory damages to either Party, BUT UNDER NO CIRCUMSTANCES SHALL THEY AWARD INCIDENTAL, CONSEQUENTIAL, MULTIPLE, PUNITIVE OR EXEMPLARY DAMAGES.

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12.7   Judgment on the award made by the arbitrators may be entered in any court having jurisdiction thereof or having jurisdiction over one or more of the Parties or their assets.

13.0   COMPLIANCE WITH LAW.

13.1 The Parties understand and acknowledge that PPTI is or may be subject to the export laws and regulations of the United States. LICENSEE shall comply with all applicable export laws and regulations and shall handle, safeguard and protect PPTI from unauthorized export.

13.2 In the event that LICENSOR reasonably believes that the providing of PPTI will or may violate any law or regulation of the United States, LICENSOR shall notify LICENSEE and LICENSOR shall thereupon have no obligation to provide PPTI until and unless LICENSEE demonstrates or provides evidence reasonable under the circumstances that any such law or regulation would not be violated by the providing of PPTI.

14.0   TERMINATION.

14.1 Either Party may terminate this Agreement and the License hereby granted prior to expiration, upon the other Party's substantial and material breach of any obligation arising hereunder, and such other Party's failure to cure such breach within thirty (30) days following the receipt of written notice, or such longer period of time as may be required to cure a breach which cannot reasonably be cured within thirty (30) calendar days.

14.2 Upon the termination of this Agreement pursuant to paragraph 14.1, either Party may seek redress in accordance with the provisions of section 12.0, DISPUTES.

15.0   EXCUSABLE NONPERFORMANCE.

15.1 Neither Party shall be liable for any delay in the performance of its obligations under this Agreement when such delay is caused or created by circumstances beyond its control. Such circumstances include, but are not limited to: acts of force majeure; inability to obtain or retain government licenses, permits or approvals; interruption of essential services; or, any action or inaction by either Party which creates a delay in the other Party meeting any schedule required by this Agreement.

15.2 In the event either Party is delayed by any of the causes set forth in paragraph 15.1, its period of performance shall be extended as may be reasonably necessary under the circumstances.

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16.0   RETURN OF TECHNICAL AND ENGINEERING INFORMATION; PPTI.

16.1 Within one hundred eighty (180) days after the Effective Date of this Agreement, LICENSEE shall identify, locate and return all technical and engineering information residing in LICENSEE's files and records that LICENSOR may have provided to LICENSEE at any time in the past that is not reasonably required to perform any Pending Program. LICENSEE shall, before or upon the conclusion of this 180 day period, issue a certificate to LICENSOR, signed by a corporate officer authorized to bind LICENSEE, certifying that all such technical and engineering information residing in LICENSEE's files and records has been returned to LICENSOR.

16.2 Within ninety (90) days following the expiration or termination of any Pending Program, LICENSEE shall return all PPTI that LICENSOR may have provided to LICENSEE in support of such Pending Program, and all copies thereof. LICENSEE shall at the time such PPTI is returned, issue a certificate to LICENSOR, signed by a corporate officer authorized to bind LICENSEE, certifying that all PPTI relating to the expired or terminated Pending Program has been returned to LICENSOR.

17.0   ADDITIONAL PROVISIONS.

17.1 The Parties shall perform all efforts under this Agreement as independent contractors. Nothing in this Agreement shall be interpreted or construed as creating any form of partnership, agency, joint venture or other formal business arrangement whatsoever. Neither Party is authorized to represent, bind or act for the other Party.

17.2 Any notice required or permitted to be given hereunder shall be deemed sufficiently given if sent by certified mail, commercial courier, personal delivery or telefacsimile. Notice sent by certified mail or commercial courier shall be deemed delivered as of the date received by the recipient, as evidenced by a postal receipt or the records of the commercial courier. Notice by personal delivery shall be deemed delivered on the date of receipt by the employee of the recipient identified in this paragraph 17.2. Notice by telefacsimile shall be deemed delivered twenty-four (24) hours after being successfully transmitted to the telefacsimile number indicated in this paragraph 17.2. Either Party may change its notification information by providing the other Party with written notice thereof. Until and unless changed by such written notice, the addresses of the Parties shall be as follows:

       For LICENSOR:

                  RAYTHEON AIRCRAFT COMPANY
                  Attn: Wayne W. Wallace
                  9709 E. Central Avenue
                  Wichita, Kansas 67206
                  Telephone Number: 316-676-7111,

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                  Telefax Number: 316-676-8286.

       For LICENSEE:

                  RAYTHEON AEROSPACE COMPANY
                  Attn: Wayne W. Wallace
                  10511 E. Central Avenue
                  Wichita, Kansas 67206
                  Telephone Number: 316-676-7111,
                  Telefax Number:   316-676-8286.

17.3 This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Kansas, except for any provision thereof specifying the application of the laws of another jurisdiction.

17.4 The failure of either Party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of such provisions, nor affect the validity of this Agreement, nor the right of either Party to thereafter enforce each and every provision hereof.

17.5 Other than the License expressly granted to LICENSEE by LICENSOR herein, this Agreement shall not give either Party any title, interest or other rights in intellectual property, proprietary information or trade secrets owned or controlled by the other Party.

17.6 The headings to various sections and paragraphs of this Agreement are for convenience of reference only and shall not in any way affect the interpretation hereof.

17.7 The Parties acknowledge that this Agreement is the product of negotiation and joint effort. Accordingly, the language, terms and conditions of this Agreement shall not be construed more strictly against either of the Parties in the event a question of interpretation, construction or meaning should hereafter arise.

17.8   Time is of the essence with respect to all obligations set forth herein.

17.9 If any provision of this Agreement is found to be invalid by any judicial, quasi-judicial or administrative body, the invalidity of such provision shall not affect the remainder of this Agreement.

17.10 This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and together constitute one and the same instrument. Copies signed and transmitted by facsimile shall be legally binding as if they were signed in person.

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17.11  Nothing in this Agreement shall be interpreted or construed as creating any rights in favor of third parties.

17.12 No right or interest in this Agreement shall be assigned, and no duty hereunder shall be delegated by either Party without the prior written permission of the other Party; provided however, either Party may, upon notice to the other Party, assign this Agreement to its successor upon the merger, consolidation, sale or transfer of substantially all of that Party's assets. Any such assignment or delegation shall be void unless made in conformity with this paragraph 17.12.

17.13 All Schedules to this Agreement are by this reference incorporated into this Agreement for all purposes as if they were fully set forth herein.

17.14 The terms and conditions herein contained shall take precedence over and will not be varied by any conflicting or differing terms contained in any purchase order or subcontract relating to the subject matter hereof.

17.15 This Agreement constitutes the entire agreement and understanding between LICENSOR and LICENSEE with respect to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties between the Parties which are not expressly set forth herein. This Agreement supersedes all prior agreements, whether written, oral or otherwise, between the Parties with respect to the subject matter set forth herein. The Agreement may not be modified except by a written amendment signed by both Parties.

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WHEREFORE, the Parties have caused this Agreement to be entered into by their duly authorized representatives as of the Effective Date set forth above.


RAYTHEON AIRCRAFT COMPANY                RAYTHEON AEROSPACE COMPANY


By: /s/ Wayne W. Wallace                 By: /s/ Daniel A. Grafton
---------------------------------        ----------------------------------
Name:   Wayne W. Wallace                 Name: Daniel A. Grafton
Title:  VP - Gen. Counsel                Title: Director
Date:                                    Date: